     As filed with the Securities and Exchange Commission on March 31, 2000

                                                     Registration No. 333-______

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                                    ______
                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                    ______

                          FAIRFIELD COMMUNITIES, INC.
            (Exact Name of Registrant as Specified in its Charter)

      Delaware                                                  71-0390438
(State of Incorporation)                                     (I.R.S. Employer
                                                          Identification Number)

                          8669 Commodity Circle, #200
                            Orlando, Florida  32819
                   (Address of Principal Executive Offices)

                          FAIRFIELD COMMUNITIES, INC.
                          SECOND AMENDED AND RESTATED
                         EMPLOYEE STOCK PURCHASE PLAN
                           (Full Title of the Plan)

                            Marcel J. Dumeny, Esq.
                 Executive Vice President and General Counsel
                          Fairfield Communities, Inc.
                          8669 Commodity Circle, #200
                            Orlando, Florida  32819
                                (407) 370-5200
           (Name, Address and Telephone Number of Agent for Service)

                                    ______

                        CALCULATION OF REGISTRATION FEE

                                                                            Proposed         Proposed
                                                                            Maximum          Maximum
  Title of                                                 Amount           Offering         Aggregate         Amount of
Securities to                                              To be            Price per        Offering        Registration
Be Registered                                            Registered(1)        Share          Price (3)          Fee(3)
----------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.01 per share (2)............  500,000 shares     $8.50            $4,250,000      $1,122
==================================================================================================================================


(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, there are also registered hereunder an indeterminate amount of interests in the Fairfield Communities, Inc. Second Amended and Restated Employee Stock Purchase Plan (the "Plan") and such indeterminate number of additional shares as may become subject to the Plan as a result of the antidilution provisions contained therein.
(2) Includes associated share purchase rights pursuant to a Rights Agreement adopted by the Registrant.
(3) The registration fee has been computed in accordance with paragraphs (c) and
    (h) of Rule 457, based upon the average of the reported high and low sales prices of shares of the Common Stock on the Composite Tape of the New York Stock Exchange, Inc. on March 27, 2000.

                               EXPLANATORY NOTES

     Effective as of November 18, 1999, an additional 500,000 shares of common stock, par value $0.01 per share (the "Common Stock"), of Fairfield Communities, Inc. (the "Company") were reserved for sale pursuant to the Fairfield Communities, Inc. First Amended and Restated Employee Stock Purchase Plan (the "First Amended and Restated Plan"). The First Amended and Restated Plan was amended and restated (the "Second Amended and Restated Plan") to reflect the increase by such additional 500,000 shares in the maximum number of shares of Common Stock available for sale pursuant to the Second Amended and Restated Plan. The Company hereby registers under this Registration Statement an additional 500,000 shares of Common Stock for sale pursuant to the Second Amended and Restated Plan. Pursuant to General Instruction E to Form S-8, the contents of the Company's Registrant Statement on Form S-8 (SEC File No. 333-16605), as amended by Post-Effective Amendment No. 1 thereto, which is effective and under which the Company registered shares of Common Stock for sale pursuant to the Second Amended and Restated Plan (as in effect at the applicable time of filing of such Registration Statement and Post-Effective Amendment), are incorporated herein by reference.

     The information called for by Part I of Form S-8 is included in the description of the Fairfield Communities, Inc. Second Amended and Restated Plan to be delivered to persons purchasing shares pursuant to the Second Amended and Restated Plan. Pursuant to the Note to Part I of Form S-8, this information is not being filed with or included in this Registration Statement.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.  Exhibits.

4.1            Second Amended and Restated Certificate of Incorporation of the Company (previously filed as
               Exhibit 3.8 to the Company's Current Report on Form 8-K, filed by the Company on September 1,
               1992, SEC File No. 92-22-6962, and incorporated herein by reference).

4.2            Certificate of Amendment to Amended and Restated Certificate of Incorporation of the Company
               (previously filed as Exhibit 4.2 to the Company's Registration Statement on Form S-8, SEC File
               No. 333-42901,  and incorporated herein by reference).

4.3            Fifth Amended and Restated By-Laws of the Company (previously filed as Exhibit 3.(ii) to the
               Company's Current Report on Form 8-K dated May 22, 1996, SEC File No. 001-08096, and incorporated herein by reference).

5.1            Opinion of Jones, Day, Reavis & Pogue (filed herewith).

23.1           Consent of Ernst & Young LLP (filed herewith).

23.2           Consent of Jones, Day, Reavis & Pogue (included in Exhibit 5.1).

24.1           Power of Attorney (included on the signature page hereof).

99.1           Fairfield Communities, Inc. Second Amended and Restated Employee Stock Purchase Plan (filed herewith).

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida on this 31st day of March, 2000.

                                        FAIRFIELD COMMUNITIES, INC.

                                        By:   /s/ JAMES G. BERK
                                           -------------------------------------
                                                        James G. Berk
                                           President and Chief Executive Officer

                               POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints James G. Berk, Robert W. Howeth and Marcel J. Dumeny, and each of them acting individually, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them acting individually, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed below by the following persons in the capacities indicated on March 31, 2000.

            Signature                                         Title
            ---------                                         -----

        /s/ JAMES G. BERK                      President and Chief Executive Officer; Director
---------------------------------                      (Principal Executive Officer)
         James G. Berk

      /s/ ROBERT W. HOWETH                     Executive Vice President and Chief Financial Officer
---------------------------------                       (Principal Financial Officer)
         Robert W. Howeth

       /s/ WILLIAM G. SELL                                 Vice President/Controller
---------------------------------                        (Principal Accounting Officer)
         William G. Sell

    /s/ ERNEST D. BENNETT, III                                      Director
---------------------------------
       Ernest D. Bennett, III

      /s/ PHILIP L. HERRINGTON                                      Director
---------------------------------
        Philip L. Herrington

     /s/ GERALD M. JOHNSTON                                         Director
---------------------------------
        Gerald M. Johnston

      /s/ BRYAN D. LANGTON                                          Director
---------------------------------
         Bryan D. Langton

       /s/ CHARLES D. MORGAN                                        Director
---------------------------------
         Charles D. Morgan

       /s/ WILLIAM C. SCOTT                                         Director
---------------------------------
          William C. Scott

                               INDEX TO EXHIBITS

Exhibit No.                                               Description
----------                                                ------------
4.1            Second Amended and Restated Certificate of Incorporation of the Company (previously filed as
               Exhibit 3.8 to the Company's Current Report on Form 8-K, filed by the Company on September 1,
               1992, SEC File No. 92-22-6962, and incorporated herein by reference).

4.2            Certificate of Amendment to Amended and Restated Certificate of Incorporation of the Company
               (previously filed as Exhibit 4.2 to the Company's Registration Statement on Form S-8, SEC File
               No. 333-42901,  and incorporated herein by reference).

4.3            Fifth Amended and Restated By-Laws of the Company (previously filed as Exhibit 3.(ii) to the
               Company's Current Report on Form 8-K dated May 22, 1996, SEC File No. 001-08096, and incorporated herein by reference).

5.1            Opinion of Jones, Day, Reavis & Pogue (filed herewith).

23.1           Consent of Ernst & Young LLP (filed herewith).

23.2           Consent of Jones, Day, Reavis & Pogue (included in Exhibit 5.1).

24.1           Power of Attorney (included on the signature page hereof).

99.1           Fairfield Communities, Inc. Second Amended and Restated Employee Stock Purchase Plan (filed herewith).